UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 18, 2011

Date of Report (date of earliest event reported)

HANMI FINANCIAL CORPORATION

(exact names of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(state or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, Ph-A

Los Angeles, California 90010

(Address of principal executive offices, including zip code)

(213) 382-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 18, 2011, Hanmi Financial Corporation (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering. The Company raised $80.5 million in gross proceeds by issuing 100,625,000 shares of the Company’s common stock, which includes the issuance of an additional 13,125,000 shares of common stock as a result of the underwriter’s exercise of its over-allotment option, at a price to the public of $0.80 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated November 18, 2011, regarding the closing of the Company’s underwritten public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION

November 18, 2011	By:	/S/ JAY S. YOO
Jay S. Yoo President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

99.1	Press Release, dated November 18, 2011, regarding the closing of the Company’s underwritten public offering.